Exhibit 10.17(g)

                            SIXTH AMENDMENT TO LEASE

      This SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of the 31st day of January, 2003, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

      A. Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002, as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment"), and as further amended by that certain Fifth Amendment to Lease (the "Fifth Amendment"), dated December 31, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

      B. Tenant has been unable to commence the "Audit" provided for in Section 18 of the Second Amendment, but Tenant desires to consummate the "Transfer" contemplated by Section 19 of the Second Amendment.

      C. Tenant has elected to purchase the Purchased Improvements, and Landlord is unable at this time to deliver to Buyer the Purchased Improvements in accordance with the requirements of the Lease.

      D. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

      E. All capitalized terms used herein but not specifically defined in this Sixth Amendment shall have the meanings ascribed to such terms in the Lease.

            NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Tenant Purchase of Purchased Improvements. The first sentence of
Section 19(a) of the Second Amendment is hereby amended by deleting the word "later" and substituting the word "earlier" therefor.


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      2. Improvement Cost. Section 19(f) of the Second Amendment is hereby amended by deleting the words: ", minus (v) any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit related to the Phase 2 Change Order."

      3. Audit Refund. Section 19 of the Second Amendment is hereby amended by adding the following subsection 19(h) at the end of Section 19:

            "(h) Audit Refund. Within thirty (30) days after the completion of the Audit by Tenant and the delivery of reasonably detailed information supporting the conclusions of the Audit from Tenant to Landlord, Landlord or Tenant shall pay to the other party in cash the full amount of any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit that may be due in accordance with Section 18 of this Second Amendment."

      4. Escrow For Purchased Improvements. Concurrently with the execution of this Sixth Amendment, Landlord shall execute and deliver to Chicago Title Company, 16969 Von Karman, Suite 200, Irvine, CA 92606, Attention: Kathleen Huntsman, Phone (949) 263-0130 , Fax (949) 263-1022, E-Mail to:
huntsmank@ctt.com ("Escrow Holder") a bill of sale (the "Bill of Sale") in the form attached to this Sixth Amendment as Schedule 2. Escrow Holder shall hold the Bill of Sale in an escrow (the "Escrow") until the earlier to occur of (a) the date that Landlord delivers written notice to Escrow Holder to deliver the Bill of Sale to Tenant and (b) September 30, 2003. If, by September 30, 2003, Landlord is unable to convey the Purchased Improvements to Tenant in accordance with the requirements of Section 19 of the Second Amendment, Landlord shall on September 30, 2003 either (a) bond over any mechanic's or materialmen's liens that may then encumber the Purchased Improvements ("Liens") or (b) deliver to Tenant an indemnity (the "Indemnity") in form and substance reasonably acceptable to Tenant protecting and holding Tenant harmless against any loss, cost or expense (including attorneys' fees) related to the Liens. If Landlord delivers the Indemnity to Tenant, and Tenant actually incurs any out-of-pocket loss, cost or expense (including attorneys' fees) related to the Liens, Tenant shall be entitled to offset against any Base Rent that may subsequently be due an amount equal to all payments made by Tenant in connection with any such loss, cost or expense (including attorneys' fees) related to the Liens. Landlord shall also deliver to Escrow Holder on September 30, 2003 reasonable evidence that Landlord has complied with the preceding sentence and Escrow Holder shall deliver the Bill of Sale to Tenant on October 1, 2003. Concurrently with the delivery to Tenant of the Bill of Sale, Landlord shall offset the Security Deposit against the Improvement Cost in accordance with Section 19(a) of the Second Amendment. Notwithstanding anything to the contrary in the Lease, Tenant's obligation to pay the Enhanced Premises Rent shall terminate as of the date of this Sixth Amendment.

      5. Rent Abatement. Tenant shall abate the Base Rent for February and March, 2003 in the aggregate amount of Two Hundred Twenty Five Thousand Dollars ($225,000) (the "Rent Abatement Amount"). The Rent Abatement Amount is the aggregate of all rent abatement to which Tenant is entitled on account of delay in delivering the Premises in the condition required pursuant to Section 9 of the Second Amendment on or before the Partial Delivery Dates and the


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Final Delivery Dates set forth in said Section 9 (such delays, the "Landlord
Delays"). Pursuant to the Section 10(d) of the Second Amendment, Tenant was originally entitled to abate the Base Rent on account of the Landlord Delays and Landlord Delay Periods as of November 1, 2002. Landlord and Tenant agreed in the Third Amendment, the Fourth Amendment, and the Fifth Amendment that such abatement would be credited against the Base Rent beginning in February 2003. After Tenant has abated the Base Rent for February and March, 2003 in the aggregate amount of the Rent Abatement Amount, Tenant shall not be entitled to any additional rent abatement, penalties or other offsets against Base Rent as a result of Landlord Delays or the Landlord Delay Periods.

      6. Post Amendment Additional Costs. As of the date of this Sixth Amendment, Tenant has approved and is responsible to reimburse Landlord for Post Amendment Additional Costs in the aggregate amount of $193,563.10 (the "Approved Post Amendment Additional Costs"), all as more particularly set forth on Schedule l attached hereto and made a part hereof. On or before February 5, 2003, Tenant shall pay to Landlord in cash the Approved Post Amendment Additional Costs. The Approved Post Amendment Additional Costs constitute all of the Post Amendment Additional Costs net of all credits, offsets and other amounts to which Tenant may be entitled under the Lease. Landlord hereby waives any right to seek additional Post Amendment Additional Costs from Tenant, except only for any credits for or revised allocations of Landlord's Work as may be revealed by the Audit. Within ten (10) days of confirming the amount due, Landlord shall pay to Tenant an amount equal to the difference (if any) between
(a) $48,768.00 and (b) the actual reconciled costs billed from Illig to Landlord for the so-called "Radio Room" Change Order identified as item 983 on Schedule 1.

      7. Refund of A Portion of Phase 2 Change Order. As part of the Security Deposit paid by Tenant in connection with the Second Amendment, Tenant paid for the entire cost of the Phase 2 Change Order. Item 175 of the Phase 2 Change Order required that the Master Control Area be delivered to Tenant in Materially Complete condition on the Partial Delivery Date for such area (i.e. August 16,
2002). Item 176 of the Phase 2 Change Order required that the Production Control Area be delivered to Tenant in Materially Complete condition on the Partial Delivery Date for such area (i.e. August 5, 2002). Neither the Master Control Area nor the Production Control Area were timely delivered in the condition required. Tenant paid to Landlord the aggregate amount of $103,233 (the "Expedite Payment") for line items 175 and 176 of the Phase 2 Change Order as a payment to assure the timely completion of such areas. In light of the failure to timely deliver the Master Control Area and the Production Control Area, Landlord shall reimburse Tenant for the Expedite Payment. On or before April 30, 2003, Landlord shall pay to Tenant an amount equal to the Expedite Payment. If Landlord fails to timely deliver the payment required by the preceding sentence, Tenant's sole remedy for such failure shall be Tenant's right to offset the full amount of the Expedite Payment against Base Rent next due.


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      8. Base Rent Increase. Notwithstanding anything to the contrary in Section
12 of the Second Amendment, Section 2.2(e)(ii) of the Lease is hereby amended in its entirety to read as follows: "The Base Rent for each Lease Year shall be increased by an amount equal to $82,988.84."

      9. Additional Parking. Landlord has obtained fee title to a portion of the Adjacent Property and has a contract to purchase the remainder of the Adjacent Property, but has not yet received all of the consents and permits necessary to improve the Adjacent Property as a parking lot. Tenant may now use the Adjacent Property for parking of vehicles. If Landlord fails to complete the construction of parking lot improvements on the Adjacent Property on or before April 15, 2003, then on April 16, 2003, Landlord shall deliver to Tenant in writing an alternate plan for providing the additional parking spaces required for the Premises to obtain a permanent certificate of occupancy. Landlord and Tenant shall negotiate in good faith to agree upon a reasonable alternative for parking and to share equally the costs of such alternative between Landlord and Tenant..

      10. Sound Reduction For Chiller. Notwithstanding anything to the contrary in the Lease, Landlord shall be responsible to design, construct and install a noise reduction structure or apparatus around the HVAC chiller located in a portion of the parking lot on the north side of the Premises (the "Sound Reduction Solution"). The Sound Reduction Solution shall prevent the transmission of any noise from the chiller into the Premises above a decibel level commonly found in a typical professional office environment. Landlord shall pay the first Fifteen Thousand Dollars ($15,000) of costs for the design, permitting, construction and installation of the Sound Reduction Solution (the "Sound Reduction Costs"). Landlord and Tenant shall each pay fifty percent (50%) of the Sound Reduction Costs between Fifteen Thousand Dollars ($15,000) and Thirty Thousand Dollars ($30,000). Landlord shall pay all Sound Reduction Costs in excess of Thirty Thousand Dollars ($30,000). Landlord shall cause the Sound Reduction Solution to be completed no later than March 31, 2003.

      11. Punch List. On Friday, February 7, 2003, Landlord, a representative from Landlord's Contractor, and Tenant (a) shall perform a joint "walk-thru" of the Premises, (b) shall identify all so-called "punch-list" or minor construction items of construction that are unfinished and (c) shall agree upon the final list of items to be completed. Landlord shall deliver to Tenant before February 14, 2003 a written copy of the punch-list reflecting all of the items identified during the joint walk-through of the Premises. Landlord shall complete all items shown on the punch-list on or before March 15, 2003. If any items shown on the punch-list remain uncompleted on March 16, 2003, then on March 16, 2003, Tenant may commence to offset against the Base Rent next due an amount equal to One Thousand Dollars ($1,000) per day until the last of the items on the punch-list is completed.

      12. Roof Repair. If there is any water damage to the Premises as a result of any rain that may occur after the date of this Sixth Amendment, Landlord shall, within ten (10) days thereafter, hire a roofing consultant reasonably acceptable to Tenant. The roofing consultant shall deliver to Landlord and Tenant within fifteen (15) days of being retained a written proposal


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of all work that is recommended for the roof or structure to prevent any future water damage to the Premises.

      13. Utility Payment. On or before February 5, 2003, Tenant shall pay to Landlord in cash the sum of Seventy Three Thousand Five Hundred One and 53/100 Dollars ($73,501.53) (the "Utility Payment") as payment ion full of all utility costs, expenses and charges incurred by Landlord prior to January 1, 2003 (except for water usage charges which are paid only through December 15, 2002) in connection with the Premises for which Tenant is responsible under the Lease. Notwithstanding anything to the contrary in the Lease, Tenant shall not be responsible to pay to Landlord any amounts other than the Utility Payment for any utility costs or expenses incurred by Landlord prior to January 1, 2003.

      14. Lease in Full Force. Except for the amendment to the Lease provided for in this Sixth Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

      15. Successors and Assigns. This Sixth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

      16. Guarantor Consent. Guarantor, by executing the consent to this Sixth Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Sixth Amendment.

      17. Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

                        {Signatures appear on next page}


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      IN WITNESS WHEREOF, this Sixth Amendment is executed on and as of the date first written above.


                                       KINGSTON ANDRITA LLC

                                       By: /s/ E. Peter Krulewitch
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       PLAYBOY ENTERTAINMENT GROUP, INC.

                                       By: /s/ Jeffrey M Jenest
                                          -------------------------------------
                                       Name: Jeffrey M Jenest
                                            -----------------------------------
                                       Title: Exec VP
                                             ----------------------------------


                                       THIS SIXTH AMENDMENT IS CONSENTED TO:

                                       PLAYBOY ENTERPRISES, INC.,
                                       Guarantor

                                       By: /s/ Howard Shapiro
                                          -------------------------------------
                                       Name:  Howard Shapiro
                                            -----------------------------------
                                       Title: Ex VP
                                             ----------------------------------



                                       CAPITALSOURCE FINANCE LLC

                                       By:
                                          -------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


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